Exhibit 10.1
EXECUTION COPY

SECOND LIEN PLEDGE AND SECURITY AGREEMENT
By
BUILDERS FIRSTSOURCE, INC.,
and
THE GUARANTORS PARTY HERETO
and
WILMINGTON TRUST COMPANY,
as Collateral Trustee

Dated as of January 21, 2010

EXECUTION COPY
TABLE OF CONTENTS

Page
PREAMBLE	1

R E C I T A L S	1

A G R E E M E N T	2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions	2
SECTION 1.2 Interpretation	6

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interests	6
SECTION 2.2 Filings	7
SECTION 2.3 Collateral Trust Agreement	8
SECTION 2.4 Priority Collateral Trustee	8

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral	9
SECTION 3.2 Perfection of Uncertificated Securities Collateral	9
SECTION 3.3 Other Actions	9
SECTION 3.4 Joinder of Additional Guarantors	13
SECTION 3.5 Supplements; Further Assurances	13

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1 Priority of Liens; Title to Properties	13
SECTION 4.2 Chief Executive Office; Change of Name; Jurisdiction of Organization; Collateral Locations	14
SECTION 4.3 Location of Inventory and Equipment	15
SECTION 4.4 Due Authorization and Issuance	15

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EXECUTION COPY
SECOND LIEN PLEDGE AND SECURITY AGREEMENT
          SECOND LIEN PLEDGE AND SECURITY AGREEMENT dated as of January 21, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Agreement”) made by BUILDERS FIRSTSOURCE, INC., a Delaware corporation (“Company”), THE GUARANTORS FROM TIME TO TIME PARTY HERETO (the “Guarantors”) (the Company and the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of WILMINGTON TRUST COMPANY, not in its individual capacity, but solely in its capacity as collateral trustee pursuant to the Indenture (as hereinafter defined) on behalf of the Secured Parties (as hereinafter defined) (the “Collateral Trustee”), as pledgee, assignee and secured party.
R E C I T A L S:
          A. Company, the Guarantors and Wilmington Trust Company, as trustee, have, in connection with the execution and delivery of this Agreement, entered into that certain Indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with respect to the Company’s Second Priority Senior Secured Floating Rate Notes due 2016 (the “2016 Notes”).
          B. Each Guarantor has, pursuant to the Indenture, unconditionally guaranteed the payment and performance of the principal of, premium, if any, and interest on the 2016 Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture.
          C. The Company and the Guarantors will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Note Documents and each is, therefore, willing to enter into this Agreement.
          D. Each Pledgor is or, as to Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof, will be the legal and/or beneficial owner of the Collateral pledged by it hereunder.
          E. This Agreement is given by each Pledgor in favor of the Collateral Trustee for the benefit of the Secured Parties to secure the payment and performance of all of the Parity Lien Obligations including all obligations under the 2016 Notes and the Indenture.
          F. In order to secure the Priority Lien Obligations, Pledgors have granted to the Priority Collateral Trustee for the benefit of the holders of obligations under the Credit Agreement, a first priority security interest in the Collateral (it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Collateral Trust Agreement, dated as of February 11, 2005 (as cured and reformed by the Confirmation of Reformation of the Collateral Trust Agreement, dated as of December 14, 2007, and as further amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among the Pledgors, the Credit Agreement Agent, the Trustee, the Priority Collateral Trustee and the Collateral Trustee.

A G R E E M E N T:
          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Trustee hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
          SECTION 1.1 Definitions (a) Unless otherwise defined herein or in the Indenture, all terms used herein which are defined in Article 1, Article 8, or Article 9 of the UCC shall have the meaning given therein.
          (b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.
          (c) The following terms shall have the following meanings:
          “Accounts” shall mean, as to each Pledgor, all present and future rights of such Pledgor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of a credit or charge card or information contained on or for use with the card.
          “Agreement” shall have the meaning assigned to such term in the Preamble hereof.
          “Claims” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral.
          “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
          “Collateral” shall have the meaning set forth in Section 2.1 hereof.
          “Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Collateral Trustee, from any lessor of premises to any Pledgor (and in the case of a Guarantor, only to the extent any Collateral is at such premises), or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of the Collateral Trustee with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.
          “Collateral Trust Agreement” as defined in Recital F hereto.
          “Collateral Trustee” shall have the meaning set forth in the preamble hereof.
          “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to the Collateral Trustee, by and among the Collateral Trustee, the Pledgor that is the customer of the bank with respect to a deposit account at such bank and such bank, which, if required hereunder, is sufficient to perfect the security interests of the Collateral Trustee therein and provides such other rights with respect thereto as the Collateral Trustee reasonably requires.
          “Equity Interests” shall mean, with respect to any Person, all of the shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity, ownership or profit interests at any time outstanding, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), but excluding any interests in phantom equity plans and any debt security that is convertible into or exchangeable for such shares, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “Excluded Assets” shall have the meaning set forth in the Indenture.
          “Foreign Subsidiary” shall mean a Subsidiary of the Company that is organized or incorporated under the laws of any jurisdiction outside of the United States of America; sometimes being referred to herein collectively as “Foreign Subsidiaries”.
          “Governmental Authority” shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.
          “Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
          “Intellectual Property” shall mean, as to each Pledgor, such Pledgor’s now owned and hereafter arising or acquired rights, title and interest in the following: patents, patent rights,

patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Pledgor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill of the business symbolized by or associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship; software and contract rights relating to computer software programs, in whatever form created or maintained; all rights corresponding thereto throughout the world; and any and all products and proceeds of the foregoing, including without limitation, all damages or payments or claims by any Pledgor against third parties for past or future infringement.
          “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to the Collateral Trustee, by and among the Collateral Trustee, the Pledgor that is an account holder or customer (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such account holder or customer, that is sufficient to perfect the security interests of the Collateral Trustee therein and provides such other rights with respect thereto as the Collateral Trustee reasonably requires.
          “License Agreements” shall have the meaning assigned to such term in Section 4.9 hereof.
          “Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, assets, operations, liabilities or financial condition of Company and its Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Company and its Subsidiaries to fully and timely perform any of their material obligations under any Note Document; (c) material adverse effect on the material rights of or benefits or remedies available to the Collateral Trustee under any Note Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Trustee (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.
          “Perfection Certificate” shall mean collectively, the Perfection Certificate of the Pledgors constituting Exhibit A hereto containing material information with respect to the Pledgors, their respective businesses and assets provided by or on behalf of the Pledgors to the

Collateral Trustee in connection with the preparation of this Agreement and the other Note Documents and the financing arrangements provided for therein.
          “Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
          “Priority Collateral Trustee” has the meaning set forth in the Collateral Trust Agreement.
          “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Pledgor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Pledgor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued or payable to any Pledgor or otherwise in favor of or delivered to any Pledgor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Pledgor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or form loans or advances by any Pledgor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Pledgor) or otherwise associated with any Accounts, Inventory or general intangibles of any Pledgor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Pledgor in connection with the termination of any plan or other employee benefit plan and any other amounts payable to any Pledgor from any plan or other employee benefit plan, rights claims against carriers and shippers, rights to indemnification, business interruption, insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Pledgor is a beneficiary).
          “Records” shall mean, as to each Pledgor, all of such Pledgor’s present and future books and records of every kind or nature, including without limitation all purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Pledgor with respect to the foregoing maintained with or by any other person).
          “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.
          “Secured Parties” shall mean, collectively, each Holder, the Collateral Trustee and each holder of Parity Lien Obligations.

          “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are not otherwise defined herein and defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Trustee may otherwise determine).
          SECTION 1.2 Interpretation. The rules of interpretation specified in the Indenture (including Section 1.04 thereof) shall be applicable to this Agreement.
ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS
          SECTION 2.1 Grant of Security Interests. (a) To secure payment and performance of all the Parity Lien Obligations, each Pledgor hereby grants to the Collateral Trustee, for itself and the benefit of the other Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby collaterally assigns to the Collateral Trustee, for itself and the benefit of the other Secured Parties, all of the following personal property and fixtures, and interests in property and fixtures, of each Pledgor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Parity Lien Obligations at any time granted to or held or acquired by the Collateral Trustee or any Secured Party, collectively, the “Collateral”):
     (i) all Accounts;
     (ii) all general intangibles, including, without limitation, all Intellectual Property;
     (iii) all goods, including, without limitation, Inventory and Equipment;
     (iv) all fixtures;
     (v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;
     (vi) all instruments, including, without limitation, all promissory notes; (vii) all documents; (viii) all deposit accounts;
     (ix) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

     (x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of any of the above Collateral and any Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;
     (xi) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Pledgor now or hereafter held or received by or in transit to the Collateral Trustee or at any other depository or other institution from or for the account of any Pledgor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;
     (xii) all commercial tort claims, including, without limitation, those identified in the Perfection Certificate;
     (xiii) to the extent not otherwise described above, all other personal property and interests in personal property (including, without limitation, all Receivables);
     (xiv) all Records; and
     (xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.
          (b) Notwithstanding anything to the contrary contained in Section 2.1(a) above, the types or items of Collateral described in such Section shall not include (i) the Equity Interests of any Foreign Subsidiary in excess of sixty five (65%) percent of all of the issued and outstanding shares of Equity Interests of such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2) or (ii) Excluded Assets. Notwithstanding the use of the phrase “collaterally assigns” in Section 2.1(a) hereof, the interest granted to Collateral Trustee under Section 2.1(a) shall not be deemed to be an absolute assignment of any trademarks or other Collateral but rather is intended to be a lien and security interest in such trademark and other Collateral.
          SECTION 2.2 Filings. So long as any Obligations are outstanding, each Pledgor irrevocably and unconditionally authorizes the Collateral Trustee (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming the Collateral Trustee or its designee as the secured party and such Pledgor as debtor, as the Collateral Trustee may reasonably require, and including any other information with respect to such Pledgor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as the Collateral Trustee may reasonably determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Pledgor authorizes the Collateral Trustee to use collateral descriptions such as “all assets” or all “personal property,” in each case “whether now owned or hereafter acquired,” and words of similar import. Each Pledgor hereby ratifies and approves all financing statements naming the Collateral Trustee or its designee as secured party and such Pledgor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Collateral Trustee prior to the date hereof and ratifies and confirms the authorization of the Collateral Trustee to file such financing statements (and amendments, if any). Each Pledgor hereby authorizes the Collateral Trustee to adopt on behalf of such Pledgor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming the Collateral Trustee or its designee as the secured party and any Pledgor as debtor includes assets and properties of such Pledgor that do not at any time constitute Collateral, whether hereunder, under any of the other Note Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Pledgor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. So long as any Obligations are outstanding, in no event shall any Pledgor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Collateral Trustee or its designee as secured party and such Pledgor as debtor.
          SECTION 2.3 Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control. Any reference in this Agreement to a “first priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority subject to the claims of the holders of Priority Lien Obligations. Notwithstanding anything herein to the contrary, so long as the Priority Lien Obligations remain outstanding, the requirements for delivery under this Agreement shall be deemed to have been satisfied by delivery of such Collateral to the Priority Collateral Trustee. All representations, warranties and covenants in this Agreement shall be subject to the provisions and qualifications set forth in this Section 2.3.
          SECTION 2.4 Priority Collateral Trustee. Notwithstanding anything herein to the contrary, the Pledgors and the Collateral Trustee hereby agree that if at any time the

Collateral Trustee and the Priority Collateral Trustee are not the same Person, then in the case of any requests or determinations to be made hereunder in the discretion of the Collateral Trustee with respect to the Collateral and other matters, to the extent of any conflict between the requests or determinations of the Collateral Trustee and the Priority Collateral Trustee with respect to such matters, the request or determination of the Priority Collateral Trustee shall control.
ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL
          SECTION 3.1 Delivery of Certificated Securities Collateral. In the event that any Pledgor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities that constitute Collateral, such Pledgor shall promptly deliver the original of same to the Collateral Trustee, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Trustee may reasonably specify; provided, however, that so long as the Priority Lien Obligations remain outstanding, the requirements for delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the Priority Collateral Trustee.
          SECTION 3.2 Perfection of Uncertificated Securities Collateral. If any securities that constitute investment property, now or hereafter acquired by any Pledgor are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall immediately notify the Collateral Trustee thereof and shall either (A) cause the issuer to agree to comply with instructions from the Collateral Trustee as to such securities, without further consent of any Pledgor or such nominee, (B) arrange for the Collateral Trustee to become the registered owner of the securities, or (C) cause a security entitlement with respect to such uncertificated securities to be held in a securities account with respect to which the Collateral Trustee has received an Investment Property Control Agreement, duly authorized, executed and delivered by such Pledgor and the securities intermediary which maintains such securities account.
          SECTION 3.3 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Trustee to enforce the Collateral Trustee’s security interests in the Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:
          (a) Instruments and Tangible Chattel Paper. Each Pledgor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Perfection Certificate. In the event that any Pledgor shall be entitled to or shall receive any chattel paper or instrument for obligations in excess of $500,000 in any one case or $1,500,000 in the aggregate that constitutes Collateral after the date hereof, Pledgors shall promptly notify the Collateral Trustee thereof in writing. Promptly upon the receipt thereof by or on behalf of any Pledgor (including by any agent or representative), such Pledgor shall deliver, or cause to be delivered to the Collateral Trustee, all tangible chattel paper and instruments that such Pledgor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Trustee may from time to time reasonably specify, in each case except as the Collateral Trustee may otherwise agree. At the Collateral Trustee’s option, each Pledgor shall, or the Collateral Trustee may at any time on behalf of any Pledgor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to the Collateral Trustee with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of [Wilmington Trust Company], as Collateral Trustee and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.” Notwithstanding anything in this paragraph to the contrary, so long as the Priority Lien Obligations are outstanding, the requirements for delivery under this paragraph shall be deemed to have been satisfied by delivery of such Collateral to the Priority Collateral Trustee.
          (b) Deposit Accounts. The Pledgors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account, unless each of the following conditions is satisfied: (i) the Collateral Trustee shall have received not less than five (5) Business Days prior written notice of the intention of any Pledgor to open or establish such account which notice shall specify the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established and the purpose of the account and (ii) on or before the opening of such deposit account, such Pledgor shall deliver to the Collateral Trustee a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Pledgor and the bank at which such deposit account is opened and maintained; provided, that, the Pledgors shall not be required to deliver a Deposit Account Control Agreement with a depository bank as to (A) any deposit account so long as the aggregate amount of all funds in all deposit accounts for which the Collateral Trustee has not received a Deposit Account Control Agreement (whether pursuant to this Section 3.3(b) or otherwise) does not exceed $10,000,000 or (B) any deposit account that is specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Pledgor’s employees. Notwithstanding anything to the contrary contained above or otherwise herein, if the purpose of any deposit account shall change so it is no longer used as described in clause (B) above, then the Pledgors shall give prompt written notice to the Collateral Trustee of such change of use and, promptly upon the request of the Collateral Trustee, the Pledgors shall deliver or cause to be delivered to the Collateral Trustee a Deposit Account Control Agreement with respect to such deposit account (other than those described in clause (B) above).
          (c) Investment Property. (i) No Pledgor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Perfection Certificate.
     (ii) The Pledgors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary that constitute or do or will at any time have any Collateral in them unless each of the following conditions is satisfied: (A) the Collateral Trustee shall have received not less than five (5) Business Days prior written notice of the intention of such Pledgor to open or establish such account which notice shall specify the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established and the purpose of such account and (B) on or before the opening of such investment account, securities account, other similar account with a securities intermediary or commodity intermediary, such Pledgor shall execute and deliver, and cause to be executed and delivered to the Collateral Trustee, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Pledgor and such securities intermediary or commodity intermediary; provided, that, the Pledgors shall not be required to deliver an Investment Property Control Agreement as to any investment account, securities account or commodity account or similar account (other than a deposit account) so long as the aggregate value of all assets in such accounts for which the Collateral Trustee has not received an Investment Property Control Agreement does not exceed $1,000,000.
          (d) Electronic Chattel Paper and Transferable Records. In the event that any Pledgor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) that constitute Collateral, such Pledgor shall promptly notify the Collateral Trustee thereof in writing. Promptly upon Collateral Trustee’s request, such Pledgor shall take, or cause to be taken, such actions as the Collateral Trustee may reasonably request to give the Collateral Trustee control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.
          (e) Letter-of-Credit Rights. The Pledgors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Perfection Certificate. In the event that any Pledgor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof involving an amount in excess of $500,000 in any one case or $1,500,000 in the aggregate that constitute Collateral, such Pledgor shall promptly notify the Collateral Trustee thereof in writing. Such Pledgor shall promptly either (i) deliver, or cause to be delivered to the Collateral Trustee, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to the Collateral Trustee, consenting to the assignment of the proceeds of the letter of credit to the Collateral Trustee by such Pledgor and agreeing to make all payments thereon directly to the Collateral Trustee or as the Collateral Trustee may otherwise direct or (ii) cause the Collateral Trustee to become, at the Pledgors’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).
          (f) Commercial Tort Claims. The Pledgors do not have any commercial tort claims as of the date hereof, except as set forth in the Perfection Certificate. In the event that any Pledgor shall at any time after the date hereof have any commercial tort claims involving a claim in excess of $1,000,000 that arise in connection with or are related to any other Collateral, such Pledgor shall promptly notify the Collateral Trustee thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Pledgor to the Collateral Trustee of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Pledgor to the Collateral Trustee shall be deemed to constitute such grant to the Collateral Trustee. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of the Collateral Trustee provided in Section 2.2 hereof or otherwise arising by the execution by such Pledgor of this Agreement or any of the other Note Documents, the Collateral Trustee is hereby irrevocably authorized from time to time and at any time to file such financing statements naming the Collateral Trustee or its designee as secured party and such Pledgor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Pledgor shall promptly upon the Collateral Trustee’s request, execute and deliver, or cause to be executed and delivered, to the Collateral Trustee such other agreements, documents and instruments as the Collateral Trustee may reasonably require in connection with such commercial tort claim.
          (g) Collateral Access Agreements/Bailee Letters. The Pledgors do not have any goods, documents of title or other Collateral having a value in excess of $1,000,000 (which as to documents of title for this purpose shall be deemed to refer to the value of the goods covered by such document of title), in the custody, control or possession of a third party as of the date hereof, except as set forth in the Perfection Certificate and except for goods located in the United States in transit to a location of a Pledgor permitted herein in the ordinary course of business of such Pledgor in the possession of the carrier transporting such goods, provided that, the aggregate value as to all such goods, documents of title or other Collateral in the possession of third parties and not set forth on the Perfection Certificate does not exceed $1,500,000. In the event that any goods, documents of title or other Collateral are at any time after the date hereof having a value in excess of $1,000,000 in any one case in the custody, control or possession of any other person not referred to in the Perfection Certificate or such carriers, the Pledgors shall promptly notify the Collateral Trustee thereof in writing. Promptly upon the Collateral Trustee’s request, the Pledgors shall use their commercially reasonable efforts to deliver to the Collateral Trustee a Collateral Access Agreement duly authorized, executed and delivered by such person and the Pledgor that is the owner of such Collateral.
          SECTION 3.4 Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Trustee for the benefit of the Secured Parties pursuant to the provisions of the Indenture, (a) to execute and deliver to the Collateral Trustee (i) a joinder agreement in form and substance reasonably acceptable to the Collateral Trustee within thirty (30) Business Days of the date on which it was acquired or created and (ii) a Perfection Certificate, in each case, within thirty (30) Business Days of the date on which it was acquired or created or (b) in the case of a Subsidiary organized outside of the United States required to pledge any assets to the Collateral Trustee, to execute and deliver such documentation as the Collateral Trustee shall reasonably request and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor,” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such joinder agreements shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.
          SECTION 3.5 Supplements; Further Assurances. The Pledgors shall take any other actions reasonably requested by the Collateral Trustee from time to time to cause the attachment, perfection and priority of, and the ability of the Collateral Trustee to enforce the security interest of the Collateral Trustee in any and all of the Collateral, including, without limitation, executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Pledgor’s signature thereon is required therefore; provided, however, that so long as the Priority Lien Obligations remain outstanding, the requirements for delivery under this paragraph or any other provision under this Agreement shall be deemed to have been satisfied by delivery of such Collateral to the Priority Collateral Trustee.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
          Each Pledgor represents, warrants and covenants as follows:
          SECTION 4.1 Priority of Liens; Title to Properties. The security interests and liens granted to the Collateral Trustee under this Agreement and the other Note Documents constitute valid and perfected second priority liens and security interests in and upon the Collateral subject only to the liens permitted under Section 4.12 of the Indenture. Each Pledgor has good and marketable fee simple title to or valid leasehold interests in all of its real property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Collateral Trustee and those permitted under Section 4.12 of the Indenture.
          SECTION 4.2 Chief Executive Office; Change of Name; Jurisdiction of Organization; Collateral Locations. (a) The exact legal name of each Pledgor is as set forth on the signature page of this Agreement and in the Perfection Certificate. No Pledgor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Perfection Certificate.
          (b) Each Pledgor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate. The Perfection Certificate accurately sets forth the organizational identification number of each Pledgor or accurately states that such Pledgor has none and accurately sets forth the federal employer identification number of each Pledgor.
          (c) The chief executive office and mailing address of each Pledgor and each Pledgor’s Records concerning Accounts are located only at the address identified as such in Schedule 4.2 to the Perfection Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 4.2 to the Perfection Certificate, subject to the rights of any Pledgor to establish new locations in accordance with Section 4.3 hereto. The Perfection Certificate correctly identifies any of such locations which are not owned by a Pledgor where Collateral is located having a value in excess of $1,500,000 (which as to documents of title for this purpose shall be deemed to refer to the value of the goods covered by such document of title) and sets forth the owners and/or operators thereof; provided that, the aggregate as to all such Collateral and not set forth on the Perfection Certificate does not exceed $3,000,000.
          (d) Each Pledgor shall at all times (i) preserve, renew and keep in full force and effect its corporate or limited liability company or limited partnership existence and rights and franchises with respect thereto and (ii) maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and permits necessary to carry on the business as presently or proposed to be conducted, other than as permitted in the Indenture or otherwise permitted hereunder or under any of the other Note Documents, or except where the failure to so maintain could not be reasonably expected to have a Material Adverse Effect.
          (e) No Pledgor shall change its name unless each of the following conditions is satisfied: (i) the Collateral Trustee shall have received not less than fifteen (15) days (or such shorter time as the Collateral Trustee may agree) prior written notice from the Company of such proposed change in its name, which notice shall accurately set forth the new name; and (ii) the Collateral Trustee shall have received a copy of the amendment to the certificate of incorporation, certificate of formation or other organizational document of such Pledgor, as applicable, providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Pledgor as soon as it is available.
          (f) No Pledgor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, such Pledgor shall not acquire one) unless the Collateral Trustee shall have received not less than fifteen (15) days’ (or such shorter time as the Collateral Trustee may agree) prior written notice from the Company of such proposed change, which notice shall set forth such information with respect thereto as the Collateral Trustee may reasonably require and the Collateral Trustee shall have received such agreements as the Collateral Trustee may reasonably require in connection therewith. No Pledgor shall change its type of organization, jurisdiction of organization or other legal structure, except that a Pledgor or Subsidiary may convert (either directly or by way of merger) into a corporation, limited liability company or limited partnership or other form of legal entity acceptable to the Collateral Trustee, provided, that, each of the following conditions is satisfied: (i) the Collateral Trustee shall have received not less than fifteen (15) days (or such shorter time as the Collateral Trustee may agree) prior written notice from the Company of such proposed change, which notice shall accurately set forth a description of the new form, (ii) the Collateral Trustee shall have received such agreements, documents, and instruments as the Collateral Trustee may deem reasonably necessary or desirable in connection therewith, (iii) such change shall not adversely affect the security interests and liens of the Collateral Trustee in the assets of such Pledgor or the ability of the Collateral Trustee to enforce any of its rights or remedies with respect to such Pledgor, and (iv) as of the date of such conversion, and after giving effect thereto, no Event of Default shall exist or have occurred and is continuing.
          SECTION 4.3 Location of Inventory and Equipment. Each Pledgor may only open any new location so long as (a) such locations are within the United States or its territories, (b) if the Collateral Trustee has received five (5) Business Days’ written notice within the time of the opening of any such new location and (c) upon the Collateral Trustee’s request, such Pledgor executes and delivers, or causes to be executed and delivered, to the Collateral Trustee such agreements, documents, and instruments as the Collateral Trustee may deem reasonably necessary or desirable to protect its interests in the Collateral at such location; provided, that, upon the Collateral Trustee’s request, the Pledgors shall only be required to use their commercially reasonable efforts to obtain a Collateral Access Agreement.
          SECTION 4.4 Due Authorization and Issuance.
          (a) As of the date hereof, each Pledgor is the record and beneficial owner of all of the issued and outstanding shares of Equity Interests of each of the Subsidiaries listed on Schedule 4.4 to the Perfection Certificate as being owned by such Pledgor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Equity Interests or securities convertible into or exchangeable for such shares.
          (b) The issued and outstanding shares of Equity Interests of each Pledgor (other than Company) are directly and beneficially owned and held by the persons indicated in the Perfection Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to the Collateral Trustee prior to the date hereof or otherwise permitted hereunder.
          SECTION 4.5 Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. The Collateral described on the schedules annexed to the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Pledgors.
          SECTION 4.6 Insurance. In the event that the proceeds of any insurance claim are paid after the Collateral Trustee has exercised its right to foreclose after an Event of Default, such Net Proceeds shall be paid to the Collateral Trustee to satisfy any deficiency remaining after such foreclosure, subject to the Collateral Trust Agreement.
          SECTION 4.7 Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable which is a contested Lien or a Permitted Lien. Each Pledgor shall comply with all Requirements of Law applicable to the Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.7, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would expose the Collateral Trustee or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Collateral Trustee, or such Secured Party, as the case may be and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.7 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

          SECTION 4.8 Access to Collateral, Books and Records; Other Information. From time to time as requested by the Collateral Trustee, at the reasonable cost and expense of the Company (a) the Collateral Trustee or its designee shall have complete access to all of each Pledgor’s premises during normal business hours and after reasonable notice to the Company, or at any time and without notice to the Company if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Pledgor’s books and records, including the Records and (b) each Pledgor shall promptly furnish to the Collateral Trustee such copies of such books and records or extracts therefrom as the Collateral Trustee may reasonably request, and the Collateral Trustee or the Collateral Trustee’s designee may use during normal business hours such of any Pledgor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral. So long as no Event of Default shall exist or have occurred and be continuing, the Collateral Trustee shall not conduct more than one (1) field examination with respect to the Collateral in any twelve (12) month period at the expense of the Company.
          SECTION 4.9 Intellectual Property.
          (a) Each Pledgor owns or licenses or otherwise has the right to use all Intellectual Property necessary in all material respects for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, the Pledgors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 4.9 to the Perfection Certificate and have not granted any licenses with respect thereto other than as set forth in Schedule 4.9 to the Perfection Certificate. To the best of any Pledgor’s knowledge and as of the date hereof, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Pledgor infringes any patent, trademark, servicemark, tradename copyright, license or other Intellectual Property owned by any other Person in any material respect and no claim or litigation is pending or, to the best of any Pledgor’s knowledge, threatened in writing against or affecting any Pledgor contesting its right to sell or use any such Intellectual Property. Schedule 4.9 to the Perfection Certificate sets forth all of the material agreements or other arrangements of each Pledgor pursuant to which such Pledgor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Pledgor as in effect on the date hereof which is necessary or of material value to such Pledgor’s business (collectively, together with such agreements or other arrangements as may be entered into by any Pledgor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Pledgor which is owned by another person, or owned by such Pledgor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than the Collateral Trustee, is affixed to any Collateral, except (i) to the extent permitted under the term of the license agreements listed on Schedule 4.9 to the Perfection Certificate and (ii) to the extent the sale of Collateral to which such Intellectual Property is affixed is permitted to be sold by such Pledgor under applicable law (including the United States Copyright Act of 1976).
          (b) With respect to a License Agreement applicable to Intellectual Property that is owned by a third party and licensed to a Pledgor and that is affixed to or otherwise necessary for the manufacture, sale or distribution of any Inventory or the collection of Receivables (other than an off-the-shelf product with a shrink wrap license or that is generally available), at any time an Event of Default shall exist or have occurred and be continuing, the Collateral Trustee shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of the Collateral Trustee or in the name and behalf of such Pledgor, subject to and in accordance with the terms of such License Agreement. The Collateral Trustee may, but shall not be required to, perform any or all of such obligations of such Pledgor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Pledgor thereunder. Any sums so paid by Collateral Trustee shall be reimbursed by the Pledgors, together with interest at the default rate provided for in the Notes, and shall constitute part of the Parity Lien Obligations.
          SECTION 4.10 Bank Accounts.
          All of the deposit accounts, investment accounts or other accounts in the name of or used by any Pledgor maintained at any bank or other financial institution are set forth on Schedule 4.10 to the Perfection Certificate, subject to the right of each Pledgor to establish new accounts in accordance with Section 3.3(b) hereof.
ARTICLE V
REMEDIES
          SECTION 5.1 Remedies. (a) At any time an Event of Default exists or has occurred and is continuing, the Collateral Trustee shall have all rights and remedies provided in this Agreement, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Pledgor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to the Collateral Trustee hereunder, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in the Collateral Trustee’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Pledgor of this Agreement. Subject to Article 7 of the Indenture, the Collateral Trustee may, and at the direction of the Required Parity Lien Debtholders shall, at any time or times an Event of

Default exists or has occurred and is continuing, proceed directly against any Pledgor to collect the Obligations without prior recourse to the Collateral.
          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing and only at such time or times, the Collateral Trustee may, in its discretion (a) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (b) require any Pledgor, at the Company’s expense, to assemble and make available to the Collateral Trustee any part or all of the Collateral at any place and time designated by the Collateral Trustee, (c) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (d) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of the Collateral Trustee or elsewhere) at such prices or terms as the Collateral Trustee may deem reasonable, for cash, upon credit or for future delivery, with the Collateral Trustee having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Pledgor, which right or equity of redemption is hereby expressly waived and released by the Pledgors and/or (f) terminate this Agreement. If any of the Collateral is sold or leased by the Collateral Trustee upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by the Collateral Trustee. If notice of disposition of Collateral is required by law, ten (10) days prior notice by the Collateral Trustee to the Company designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and, subject to applicable law, the Pledgors waive any other notice. In the event the Collateral Trustee institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Pledgor waives the posting of any bond which might otherwise be required.
          (c) To the extent that applicable law imposes duties on the Collateral Trustee to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Collateral Trustee or any Holder (i) to fail to incur expenses reasonably deemed significant by the Collateral Trustee or any Holder to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Collateral Trustee or Holders against risks of loss, collection or disposition of Collateral or to provide to the Collateral Trustee or Holders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Trustee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Trustee in the collection or disposition of any of the Collateral. Each Pledgor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Collateral Trustee or any Holders would not be commercially unreasonable in the exercise by the Collateral Trustee or any Holders of remedies against the Collateral and that other actions or omissions by the Collateral Trustee or any Holders shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Trustee or Holders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
          (d) For the purpose of enabling the Collateral Trustee to exercise the rights and remedies hereunder, each Pledgor hereby grants to the Collateral Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing and only at such time or times) without payment of royalty or other compensation to any Pledgor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Pledgor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
          (e) At any time an Event of Default exists or has occurred and is continuing, Collateral Trustee may apply the cash proceeds of Collateral actually received by Collateral Trustee from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. The Pledgors shall remain liable to the Collateral Trustee and Holders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.
ARTICLE VI
MISCELLANEOUS
          SECTION 6.1 Concerning Collateral Trustee.
          (a) The Collateral Trustee has been appointed as collateral trustee pursuant to the Indenture. The actions of the Collateral Trustee hereunder are subject to the provisions of the Indenture and the Collateral Trust Agreement. The Collateral Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement, the Indenture and the Collateral Trust Agreement. The Collateral Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Trustee may resign and a successor Collateral Trustee may be appointed in the manner provided in the Collateral Trust Agreement. Upon the acceptance of any appointment as the Collateral Trustee by a successor Collateral Trustee, that successor Collateral Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Trustee under this Agreement, and the retiring Collateral Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Trustee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Trustee.
          (b) The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any securities collateral, whether or not the Collateral Trustee or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.
          (c) The Collateral Trustee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

          (d) If any item of Collateral also constitutes collateral granted to the Collateral Trustee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such Collateral, the Collateral Trustee, in its sole discretion, shall select which provision or provisions shall control.
          SECTION 6.2 Power of Attorney. Each Pledgor hereby irrevocably designates and appoints the Collateral Trustee (and all persons designated by the Collateral Trustee) as such Pledgor’s true and lawful attorney-in-fact, and authorizes the Collateral Trustee, in such Pledgor’s or the Collateral Trustee’s name, to: (i) at any time an Event of Default exists or has occurred and is continuing (1) demand payment on any Collateral, (2) enforce payment of any of the Collateral by legal proceedings or otherwise, (3) exercise all of such Pledgor’s rights and remedies to collect any Collateral, (4) sell or assign any Collateral upon such terms, for such amount and at such time or times as the Collateral Trustee deems advisable, (5) settle, adjust, compromise, extend or renew any of the Collateral, (6) discharge and release any Collateral, (7) prepare, file and sign such Pledgor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Collateral, (8) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Collateral to an address designated by the Collateral Trustee, and open and dispose of all mail addressed to such Pledgor and handle and store all mail relating to the Collateral; (9) sign such Pledgor’s name on any verification of amounts owing constituting Collateral and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof and (10) do all acts and things which are necessary, in the Collateral Trustee’s reasonable determination, to fulfill such Pledgor’s obligations under this Agreement and the other Note Documents and (ii) at any time to (1) take control of any item of payment constituting Collateral that is received by the Collateral Trustee, any Holder or any Secured Party, (2) endorse such Pledgor’s name upon any items of payment in respect of Collateral received by the Collateral Trustee, any Holder and any Secured Party and deposit the same in the Collateral Trustee’s account for application to the Obligations, (3) endorse such Pledgor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents and (4) if rolling stock is included in the Collateral, execute and deliver in such Pledgor’s name, the Collateral Trustee’s name or the name of the Collateral Trustee’s designee, to any Department of Motor Vehicles or other Governmental Authority powers of attorney in such Pledgor’s name, and to complete in such Pledgor’s or the Collateral Trustee’s name, any application or other document or instrument required, in each case, in order to have the lien and security interest of the Collateral Trustee with respect to any rolling stock noted on any Certificate of Title with respect to such rolling stock. Each Pledgor hereby releases the Collateral Trustee and Holders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Collateral Trustee’s or any Holder’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
          SECTION 6.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.
          SECTION 6.4 Termination; Release. The Collateral shall be released from the Lien of this Agreement (a) in accordance with the provisions of the Note Documents and (b) with respect to the Excluded Assets, upon the request of the Pledgors. Upon termination hereof or any release of Collateral as set forth in the foregoing sentence, the Collateral Trustee shall, subject to the Collateral Trust Agreement, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Trustee except as to the fact that the Collateral Trustee has not encumbered the released assets, such of the Collateral to be released (in the case of a release) as may be in possession of the Collateral Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be, pursuant to such instruments of assignment, transfer or release as the Pledgors may request and as shall be reasonably acceptable to the Collateral Trustee.
          SECTION 6.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Collateral Trust Agreement. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Parity Lien Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

          SECTION 6.6 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Company set forth in the Indenture and as to the Collateral Trustee, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 6.6. Subject to the Collateral Trust Agreement, to the extent that any Pledgor receives conflicting notices from the Collateral Trustee and the Priority Collateral Trustee (as defined in the Collateral Trust Agreement), all parties hereby expressly agree that any conflict will be resolved in favor of compliance with such notice or instructions given by the Priority Collateral Trustee.
          SECTION 6.7 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 7.15, 7.16 and 7.17 of the Collateral Trust Agreement are incorporated herein, mutatis mutandis, as if a part hereof; provided, however, that to the extent it is applicable, this Agreement shall be construed in accordance with and governed by federal law.
          SECTION 6.8 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          SECTION 6.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
          SECTION 6.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
          SECTION 6.11 No Claims Against Collateral Trustee. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Trustee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Trustee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
          SECTION 6.12 No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Trustee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Trustee or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Note Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 6.12 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture and the other Note Documents.
          SECTION 6.13 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
     (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;
     (ii) any lack of validity or enforceability of the Indenture or any other Note Document, or any other agreement or instrument relating thereto;
     (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Parity Lien Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Note Document or any other agreement or instrument relating thereto;
     (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Parity Lien Obligations;
     (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any other Note Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 6.5 hereof; or
     (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

          SECTION 6.14 Waiver of Notices. Each Pledgor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein or under any other Note Document or required by applicable law and cannot be waived thereunder. No notice to or demand on any Pledgor which the Collateral Trustee or any Holder may elect to give shall entitle such Pledgor to any other or further notice or demand in the same, similar or other circumstances.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the Pledgors and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.
BUILDERS FIRSTSOURCE — NORTHEAST GROUP, LLC
BUILDERS FIRSTSOURCE — DALLAS, LLC
BUILDERS FIRSTSOURCE — FLORIDA, LLC
BUILDERS FIRSTSOURCE — OHIO VALLEY, LLC
BUILDERS FIRSTSOURCE — ATLANTIC GROUP, LLC
BUILDERS FIRSTSOURCE — RALEIGH, LLC
BUILDERS FIRSTSOURCE — SOUTHEAST GROUP, LLC
BUILDERS FIRSTSOURCE — TEXAS GROUP, L.P.
BUILDERS FIRSTSOURCE — SOUTH TEXAS, L.P.
BUILDERS FIRSTSOURCE, INC.
BUILDERS FIRSTSOURCE HOLDINGS, INC
BUILDERS FIRSTSOURCE — COLORADO GROUP, LLC
BUILDERS FIRSTSOURCE — COLORADO, LLC
BFS, LLC
BUILDERS FIRSTSOURCE — FLORIDA DESIGN CENTER, LLC
BUILDERS FIRSTSOURCE — TEXAS GENPAR, LLC
BUILDERS FIRSTSOURCE — MBS, LLC
BFS TEXAS, LLC
BFS IP, LLC
BUILDERS FIRSTSOURCE — INTELLECTUAL PROPERTY, L.P.
CCWP, INC.

BUILDERS FIRSTSOURCE — TEXAS INSTALLED SALES, L.P.

By:

/s/ M. Chad Crow
Name:	M. Chad Crow
Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely in its capacity as Collateral Trustee

By:	/s/ Geoffrey J. Lewis

Name:	Geoffrey J. Lewis